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GUIDESTONE FUNDS

Emerging Markets Equity Fund

5005 Lyndon B. Johnson Freeway

Suite 2200

Dallas, Texas 75244-6152

INFORMATION STATEMENT

[August 11], 2026

Dear Shareholder:

The enclosed Information Statement discusses an action that has been taken with respect to the Emerging Markets Equity Fund (EMEF), a series of GuideStone Funds (Trust).

The Board of Directors of the Trust and GuideStone Financial Resources of the Southern Baptist Convention, as majority shareholder of the Trust, have approved a modification to the EMEF’s fundamental investment policy regarding the change in the EMEF’s subclassification status from diversified to non-diversified.

We are not asking you for a proxy, and you are requested not to send us a proxy. If you have any questions, please call 1-888-GS-FUNDS (1-888-473-8637), and we will be glad to assist you. Thank you for your continued support of GuideStone Funds.

Very truly yours,

Isl Brandon Pizzurro
Brandon Pizzurro
Director and President

GUIDESTONE FUNDS

Emerging Markets Equity Fund

5005 Lyndon B. Johnson Freeway

Suite 2200

Dallas, Texas 75244-6152

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF

INFORMATION STATEMENT

[August 11], 2026

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet related to the Emerging Markets Equity Fund (EMEF), a series of GuideStone Funds (Trust), and discusses a modification to the EMEF’s fundamental investment policy regarding diversification, changing the EMEF’s subclassification status from diversified to non-diversified.

We encourage you to access and review all of the important information contained in this Information Statement, available online at GuideStoneFunds.com/Fund-Literature.

The Trust has obtained the written consent, in lieu of holding a vote at a shareholder meeting, to amend one of the EMEF’s fundamental investment policies to change its subclassification status from diversified to non-diversified, effective August 31, 2026.

This Notice of Internet Availability of the Information Statement is being mailed on or about [August 11], 2026, to the shareholders of record of the EMEF as of July 15, 2026. The full Information Statement will be available to view and print on the Trust’s website at GuideStone.com/Fund-Literature until at least 90 days from the date of this Notice and the Information Statement. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-888-GS-FUNDS (1-888-473-8637). If you would like to receive a paper or email copy of the full Information Statement, you must request one.

If you are a member of a household in which multiple shareholders of the EMEF share the same address, and the EMEF or your broker or bank (for “street name” accounts) have received consent to household material, then the EMEF or your broker or bank may have sent to your household only one copy of this Notice of Internet Availability of Information Statement, unless the EMEF or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the EMEF will deliver promptly a separate copy of this Notice of Internet Availability of Information Statement to you upon written or oral request.

To receive a separate copy of this Notice of Internet Availability of Information Statement, or if you would like to receive a separate copy of future notices of internet availability of information statements, information statements, proxy statements, prospectuses or annual and semi-annual reports, please contact the Trust by writing to the Trust at 5005 Lyndon B. Johnson Freeway, Suite 2200, Dallas, Texas 75244-6152 or by calling 1-888-GS-FUNDS (1-888-473-8637). If you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact the Trust at the telephone number or address stated above.

We are not asking you for a proxy, and you are requested not to send us a proxy.

GUIDESTONE FUNDS

Emerging Markets Equity Fund

5005 Lyndon B. Johnson Freeway

Suite 2200

Dallas, Texas 75244-6152

INFORMATION STATEMENT

Important Notice Regarding the

Availability of Information Statement

This Information Statement is also available online at GuideStoneFunds.com/Fund-Literature.

[August 11], 2026

This document is an Information Statement for shareholders of the Emerging Markets Equity Fund (EMEF), a series of GuideStone Funds (Trust).

GuideStone Capital Management, LLC (Adviser) serves as the investment adviser to the Trust and is located at 5005 Lyndon B. Johnson Freeway, Suite 2200, Dallas, Texas 75244-6152. The Trust’s principal underwriter is Foreside Funds Distributors LLC, whose principal office is located at 190 Middle Street, Suite 301, Portland, Maine 04101. BNY Mellon Investment Servicing (US) Inc. serves as the Trust’s transfer agent and is located at 103 Bellevue Parkway, Wilmington, Delaware 19809. The Northern Trust Company serves as the Trust’s fund administration and accounting agent and is located at 333 South Wabash Avenue, Chicago, Illinois 60604. This Information Statement will be mailed on or about [August 11], 2026, to the shareholders of record of the EMEF as of July 15, 2026 (Record Date).

The Trust has obtained the written consent, in lieu of holding a vote at a shareholder meeting, to amend one of the EMEF’s fundamental investment policies to change its subclassification status from diversified to non-diversified, effective August 31, 2026. In accordance with the Trust’s Amended and Restated Trust Instrument and as disclosed in the Trust’s prospectus, GuideStone Financial Resources of the Southern Baptist Convention (GuideStone®) at all times directly or indirectly owns, controls or holds with power to vote at least 60% of the outstanding shares of the Trust. The Trust will refuse to accept any investment that would result in a change of such control. In addition, GuideStone, as of the date of its approval, directly or indirectly owned, controlled or held with power to vote at least 60% of the EMEF’s shares. This means that GuideStone, which is an affiliate of the Adviser, controls the vote on any matter that requires the approval of a majority of the outstanding shares of the Trust. Therefore, in accordance with the Trust’s governing documents, the change to the EMEF’s fundamental investment policy regarding its subclassification status has been approved by shareholders.

This Information Statement is provided solely for information purposes. This is not a proxy statement. We are not asking you for a proxy, and you are requested not to send us a proxy.

The EMEF will bear the expenses incurred in connection with preparing this Information Statement. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended.

You may obtain a copy of the Trust’s annual report to shareholders and the most recent semi-annual report, free of charge, by writing to the Trust at 5005 Lyndon B. Johnson Freeway, Suite 2200, Dallas, Texas 75244-6152, by calling toll free at 1-888-GS-FUNDS (1-888-473-8637) or by going to the website at GuideStoneFunds.com/Fund-Literature.

As of the Record Date, there were issued and outstanding 13,407,643.196 shares of the Investor Class and 50,924,160.907 shares of the Institutional Class of the EMEF. Appendix A lists the shareholders who owned beneficially or of record more than 5% of the shares of each class of the EMEF as of the Record Date. To the knowledge of the Adviser, executive officers and directors of the Board of Directors of the Trust (Board or Directors), as a group, owned less than 1% of the outstanding shares of each class of the EMEF as of the Record Date.

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I.	Emerging Markets Equity Fund: Amendment to Fundamental Investment Policy to Change Subclassification Status from Diversified to Non-Diversified

A.	Overview

On June 19, 2026, the Board received a proposal from the Adviser to modify the EMEF’s fundamental investment policy to change its subclassification status from diversified to non-diversified, effective August 31, 2026 (EMEF Policy Change). The Board, including all of the Directors who are not “interested persons” of the Trust, as the term “interested person” is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (1940 Act), advised by independent legal counsel, considered and unanimously approved a written consent, in lieu of a Board meeting, the EMEF Policy Change, an action requiring shareholder prior approval.

On July 2, 2026, GuideStone approved the EMEF Policy Change via a written consent in lieu of a shareholder meeting. In accordance with the Trust’s Amended and Restated Trust Instrument and as disclosed in the Trust’s prospectus, GuideStone at all times directly or indirectly owns, controls or holds with power to vote, at least 60% of the outstanding shares of the Trust, and the Trust will refuse to accept any investment that would result in a change of such control. In addition, as of the Record Date and July 2, 2026, GuideStone directly or indirectly owned, controlled or held with power to vote at least 60% of the EMEF’s shares. This means that GuideStone, which is an affiliate of the Adviser, controlled the vote on any matter that required the approval of a majority of the outstanding shares of the Trust. Therefore, in accordance with the Trust’s governing documents, the change to the EMEF’s fundamental investment policy to change its subclassification status from diversified to non-diversified, effective August 31, 2026, has been approved by shareholders.

B.	Summary of Change to the Fundamental Investment Policy

Effective August 31, 2026, the EMEF’s fundamental investment policy with respect to its subclassification status will change from diversified to non-diversified. Under Section 5(b) of the 1940 Act, for a fund to qualify as diversified, individual positions larger than 5% of a fund’s total assets cannot amount to more than 25% of the total assets in the fund in aggregate at the time of purchase. Due to the strong performance of certain technology stocks included in the EMEF’s benchmark index, the MSCI Emerging Markets Index® (Index), the Index has become increasingly concentrated. As of June 19, 2026, the Index would be considered a non-diversified benchmark, per the 1940 Act definition, with three issuers each representing greater than 5% of the Index aggregating to approximately 28.8% of the Index. As such, the Adviser recommended a change in the EMEF’s subclassification status from diversified to non-diversified in order to allow flexibility with respect to the EMEF’s investments relative to the Index. The Adviser believes the subclassification change is in the best interests of the EMEF and its shareholders.

The following is the EMEF’s modified fundamental investment policy, with added language shown in bold:

The funds may not:

Except for the Growth Equity Fund and Emerging Markets Equity Fund (beginning August 31, 2026), with respect to 75% of a Fund’s total assets, purchase securities of any one issuer if, as a result, (a) more than 5% of the Fund’s total assets would be invested in the securities of that issuer; or (b) the Fund would hold more than 10% of the outstanding voting securities of that issuer; except, with respect to each of the Equity Index Fund, Value Equity Index Fund, Growth Equity Index Fund and International Equity Index Fund only, as may be necessary to approximate the composition of its target index. Up to 25% of the Fund’s total assets may be invested without regard to this limitation, and this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies and instrumentalities or to securities issued by other investment companies. The Money Market Fund is further subject to the diversification requirements of Rule 2a-7 under the 1940 Act.

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II.	Additional Information

Shareholder Communications. The Board has provided a process by which shareholders may send communications to the Board. If a shareholder wishes to send a communication to the Board, or to a specified Director, the communication should be submitted in writing to Melanie Childers, Vice President - Fund Operations and Secretary, GuideStone Funds, 5005 Lyndon B. Johnson Freeway, Suite 2200, Dallas, Texas 75244-6152, who will forward such communication to the Board or the specified Director(s).

Multiple Shareholders in a Household. If you are a member of a household in which multiple shareholders of the EMEF share the same address, and the Trust or your broker or bank (for “street name” accounts) have received consent to household material, then the Trust or your broker or bank may have sent to your household only one copy of the Notice of Internet Availability of Information Statement, unless the Trust or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of the Notice of Internet Availability of Information Statement, the Trust will deliver promptly a separate copy of the Notice of Internet Availability of Information Statement to you upon written or oral request.

To receive a separate copy of the Notice of Internet Availability of Information Statement, or if you would like to receive a separate copy of future notices of internet availability of information statements, information statements, proxy statements, prospectuses or annual and semi-annual reports, please contact the Trust by writing to the Trust at 5005 Lyndon B. Johnson Freeway, Suite 2200, Dallas, Texas 75244-6152 or by calling 1-888-GS-FUNDS (1-888-473-8637). If you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact the Trust at the telephone number or address stated above.

By Order of the Board of Directors,

/s/ Melanie Childers

Melanie Childers

Vice President – Fund Operations and Secretary of the Trust

[August 11], 2026

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APPENDIX A

SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5% OF THE

EMERGING MARKETS EQUITY FUND

Name of Fund	Shareholder Name and Address	Number and Percentage of Shares Owned as of July 15, 2026 (Percentage of shares owned rounded to nearest whole percentage)
Emerging Markets Equity Fund Investor Class	GuideStone Church Retirement Plan PO Box 819109 Dallas, TX 75381-9109	9,890,079.795	56%
Emerging Markets Equity Fund Investor Class	GuideStone 403(b) Employer Plan PO Box 819109 Dallas, TX 75381-9109	1,973,346.900	11%
Emerging Markets Equity Fund Investor Class	National Financial Services LLC For the Exclusive Benefit of Our Customers Attn: Mutual Funds Department 4th Floor 499 Washington Blvd Jersey City NJ 07310-2010	1,544,216.501	9%
Emerging Markets Equity Fund Institutional Class	GuideStone Financial Resources Aggressive Allocation Fund PO Box 819109 Dallas, TX 75381-9109	9,630,292.049	15%
Emerging Markets Equity Fund Institutional Class	GuideStone Financial Resources MyDestination 2045 Fund PO Box 819109 Dallas, TX 75381-9109	8,812,253.446	14%
Emerging Markets Equity Fund Institutional Class	GuideStone Financial Resources MyDestination 2035 Fund PO Box 819109 Dallas, TX 75381-9109	7,432,674.182	12%
Emerging Markets Equity Fund Institutional Class	GuideStone Financial Resources Moderately Aggressive Allocation Fund PO Box 819109 Dallas, TX 75381-9109	6,919,537.273	11%
Emerging Markets Equity Fund Institutional Class	GuideStone 403(b) Employer Plan PO Box 819109 Dallas, TX 75381-9109	4,988,777.841	8%
Emerging Markets Equity Fund Institutional Class	GuideStone Financial Resources MyDestination 2055 Fund PO Box 819109 Dallas, TX 75381-9109	4,803,858.395	7%
Emerging Markets Equity Fund Institutional Class	GuideStone Financial Resources MyDestination 2025 Fund PO Box 819109 Dallas, TX 75381-9109	4,449,548.543	7%
Emerging Markets Equity Fund Institutional Class	GuideStone Financial Resources Balanced Allocation Fund PO Box 819109 Dallas, TX 75381-9109	3,887,219.178	6%
Emerging Markets Equity Fund Institutional Class	The Northern Trust Company For the Benefit of Client Accounts PO Box 92956 Chicago, IL 60675	3,323,059.461	5%

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